Exhibit 10.2
(English Translation)

April 2, 2007

The Transferor:	Huang Zheng

The Transferee:	CHINA SAFETECH HOLDINGS LIMITED

Party C:	CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Equity Transfer Agreement of All Issued Shares of Chain Star Investments Limited

This Equity Transfer Agreement(the “Agreement”) is entered into by the following parties on April 2, 2007:

(1)	Huang Zheng whose address is Unit 31, 5/F, Sing Win Factory Building, Nos.15-17 Shing Yip Street, Kowloon, Hong Kong (the “Transferor”);

(2)	CHINA SAFETECH HOLDINGS LIMITED, a company incorporated in British Virgin Islands, whose address is F13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen (the “Transferee”);

(3)
CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., a company incorporated in Delaware, United States, whose address is F13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen (“Party C”);

The Transferor, the Transferee and Party C above shall be individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS
CHAIN STAR INVESTMENTS LIMITED, a limited liability company legally organized and validly existing under the Company Ordinance of Hong Kong, whose information is listed as Exhibit I (“Chain Star”), and all of its issued shares are beneficially held by the Transferor.

WHEREAS
Chain Star invests and establishes Shenzhen Hongtianzhi Electronics Co., Ltd., a wholly foreign owned company legally organized and validly existing under the laws of People’s Republic of China, whose information is listed as Exhibit III (“Hongtianzhi”), and all of its issued and outstanding shares are beneficially held by Chain Star.

WHEREAS
The Transferee desires to purchase from the Transferor and the Transferor desires to transfer to the Transferee 100% issued shares of Chain Star. Upon completion of the transfer under this Agreement, the Transferee shall indirectly and fully acquire 100% equity and control power of Hongtianzhi.

WHEREAS	The Transferor and the Transferee have entered into Letter of Intent of equity transfer (“Letter of Intent”) on October 2, 2006.

NOW, THEREFORE, the Parties hereby agree as follows:

Article 1  Definitions

1.1	Unless otherwise defined in this Agreement, the following terms shall have the meanings indicated as follow:

“Company Ordinance”	means Chapter 32 Company Ordinance of the laws of Hong Kong;

“Shares for Transfer”
means 1 common share of Chain Star owned by the Transferor to be transferred from the Transferor to the Transferee under this Agreement, constituting 100% issued shares of Chain Star (for details please refer to Exhibit II - Part A);

“Equity Transfer” “Balance”	means 100% issued shares of Chain Star to be transferred from the Transferor to the Transferee under Article 2.1 hereof; Refers to Article 3.2.1(2);

“Total Transfer Price”	means total price paid to the Transferor by the Transferee under Article 3.1 hereof;

“Closing Date”	April 2, 2007;

“Accounts of Chain Star”	means management and financial statements of Chain Star as of December 31, 2006, the copies of which are attached as Exhibit A hereof;
“Hongtianzhi Accounts”	means financial statements of Hongtianzhi as of December 31, 2006 verified by PRC auditors, the copies of which are attached as Exhibit B hereof;

“Business Day and Working Hours”	means the days when banks in Hong Kong normally provide general bank services (excluding Saturday, Sunday and other Hong Kong public holidays) and general working hours;

“PRC”	means People’s Republic of China;

“Hong Kong”	means Hong Kong Special Administrative Region of PRC;

“HKD”	means legal currency of Hong Kong;

“USD”	means legal currency of United States;

“RMB”	means legal currency of PRC.

1.2	In this Agreement:

(i)	Any rule or law involved herein shall include any and all amendments, supplements or reenactments hereof from time to time;

(ii)
Words and terms contained in Companies Ordinance shall be interpreted according to definitions stipulated in Companies Ordinance except as otherwise defined or stated in this Agreement, however, any amendment or change to Companies Ordinance shall be excluded which is not enforced before or on the date to execute this Agreement.

(iii)
Single word also include plural meaning; word referred to any gender also include the other gender and neuter, word referred to person also include groups (legal person or non-legal person) and (under every circumstance), vice versa;

(iv)
Here above mentioned the parties, descriptions, exhibits, appendices and terms and conditions shall be respectively referred to the parties, descriptions, exhibits, appendices and terms and conditions hereof; and

(v)	The headings and table of contents in this Agreement are provided for reference only and will not affect its construction or interpretation.

Article 2  Equity Transfer

2.1
As per stipulations in this Agreement, the Transferor, as the actual interest holder of all outstanding shares of Chain Star (for more details please refer to Part A, Exhibit II), shall transfer such shares to be transferred to the Transferee (for more details please refer to Part B, Exhibit II). After such transfer, the Transferee will own 100% outstanding shares of Chain Star.

2.2
Upon the completion of transaction hereunder, Shares for Transfer shall not be attached with any mortgage, lien or property encumbrances of any form, and Shares for Transfer shall be transferred with all rights attached and accumulated thereto, including all dividends, profits, the investment in Hongtianzhi by Chain Star and relevant benefits accumulated and distributed from the completion date.

Article 3  Transfer Price

3.1	Transfer Price

The Transferor and the Transferee agree, the Transferor shall transfer to the Transferee Shares for Transfer. In return, the Transferee shall pay to the Transferor Total Transfer Price of RMB250,000,000, including RMB125,000,000 in cash and shares of Party C listed on US OTCBB with the value of RMB125,000,000.

3.2	Payment

3.2.1	The Transferee shall pay Total Transfer Price to the Transferor as follows:

(1)	The Transferee has paid to the Transferor RMB12,500,000 on October 16, 2006.

(2)	The Transferee shall pay the remaining price of RMB112,500,000 (“Balance”) at one time on the execution date of this Agreement.

(3)	The Transferee (through the parent company, Party C) shall issue restricted shares equal to RMB125,000,000 to the Transferor or his designees within ninety days from the execution date of this Agreement, and the share value shall be calculated on the average closing price (USD5.77/share) of twenty trading days prior to the execution date of the Letter of Intent, which means that the Transferee shall issue totally 2,800,711 shares to the Transferor. The Transferor shall pledge corresponding shares to the Transferee under Article 5.2 hereof.

(4)	In addition, if net profits of Chain Star and Hongtianzhi in 2006 audited by US auditors are lower than RMB 15,000,000 or although such net profits reach RMB 15,000,000, net profits plus received tax refund are lower than RMB 20,000,000, then the Transferor shall refund the price to the Transferee at corresponding proportion. Such proportion shall be calculated as follows: for example, if net profits actually achieved by Chain Star and Hongtianzhi in 2006 plus received tax refund are RMB 19,000,000, then the price to be refunded shall be: ø2,000-1,900÷÷2,000×250,000,000 = RMB12,500,000, among which, 6,250,000 shall be cash and 6,250,000 shall be equivalent shares.

3.2.2	The Transferee shall send the Balance to the following bank accounts designated by the Transferor:

USD Account Account Name: HUANG ZHENG Account No.: 650-000813-888 Bank: HSBC Address of the bank: LG01-3, Lower Ground Floor, The Wood, 8 Belcher’s Street, Hong Kong SWIFT: HSBCHKHHHKH

3.3	Exchange Rate

Cash of the total transfer price shall be paid by the Transferee to the Transferor in USD. Exchange Rate of RMB against USD shall be 1æ7.7351.

Article 4  Closing

4.1	The equity transfer shall be completed on the Closing Date at the place stipulated by both parties in accordance with Exhibit V.

4.2	Terms and conditions to be performed hereof shall remain in force after the Closing Date.

4.3	From the Closing Date, Debts and Credits and all risks of Chain Star and Hongtianzhi shall be promptly borne by the Transferee (except otherwise undertaken by the Transferor in Exhibit IV).

4.4
From the Closing Date, the Transferee shall have the right to consolidate profits of Chain Star and Hongtianzhi to accounts of the Transferee group. At the meantime, the Transferee shall have the right to send manager or financial person, or authorize, appoint exsiting personnel of Chain Star and Hongtianzhi to take charge of management and operation of Chain Star and Hongtianzhi as well as all files, materials, financial documents and so on. The Transferor shall not enjoy any right and/or interest as shareholder of Chain Star and Hongtianzhi from the Closing Date because of such equity transfer, provided that all relevant obligations shall be borne by the Transferor under law and this Agreement.

Article 5  Warrants, Representations and Undertakes of the Transferor

5.1
In addition to the information disclosed in this Agreement, the Transferor shall warrant, represent and undertake to the Transferee under terms and conditions stipulated in Exhibit IV, which also constitute the base for the Transferee to accept such shares for transfer.

5.2
Under the circumstances of fully authorized operation and guaranteed sufficient operation funds, the Transferor undertakes to the Transferee that Chain Star and Hongtianzhi’s profits after tax in 2007 which are audited by US Auditors shall reach three levels: RMB25,000,000, RMB28,000,000, RMB30,000,000. If profits after tax reach RMB25,000,000, the Transferee shall release shares pledge of the Transferor equivalent to RMB7,000,000; if Chain Star and Hongtianzhi reach profits after tax of RMB28,000,000, the Transferee shall release shares pledge of the Transferor equivalent to RMB12,000,000; and if Chain Star and Hongtianzhi reach profits after tax of RMB30,000,000, the Transferee shall release shares pledge of the Transferor equivalent to RMB15,000,000. The Transferor undertakes to the Transferee the profits after tax in 2008 which are audited by US Auditors shall reach three targeting levels: RMB35,000,000, RMB38,000,000, RMB40,000,000. If profits after tax reach RMB35,000,000, the Transferee shall release shares pledge of the Transferor equivalent to RMB7,000,000; if Chain Star and Hongtianzhi reach profits after tax of RMB38,000,000, the Transferee shall release shares pledge of the Transferor equivalent to RMB12,000,000; and if Chain Star and Hongtianzhi reach profits after tax of RMB40,000,000, the Transferee shall release shares pledge of the Transferor equivalent to RMB15,000,000;

Article 6  Warrants, Representations and Undertakes of the Transferee and Party C

6.1
The Transferee shall keep the organization structure of Chain Star and Hongtianzhi after equity transfer, expand its brand influence and fully support business development of Chain Star and Hongtianzhi. The Transferee shall also provide financial support as required by business.

6.2
The Transferee covenants that existing employees of Chain Star and Hongtianzhi will remain employed given that they are willing to stay and will not impede the development of companies after the Equity Transfer; arrangement of senior management personals and relevant events about operation rights and interests enjoyed by senior management personals and technicians shall be governed by separate agreements between the Transferee and relevant persons to be entered after the Equity Transfer. In addition, the Transferee covenants that benefits of such persons shall not be lower than their existing benefits.

6.3
The Transferee shall provide appropriate operation funds to Chain Star and Hongtianzhi on time in order to support the Transferor to realize profits after tax for 2007 and 2008, dates and amounts of providing such funds shall be otherwise stipulated.

6.4
Party C shall file relevant reports to the U.S. Securities and Exchange Committee (“SEC”) according to law and issue shares to the Transferor under Article 3.2.1(3) hereof within legal term after execution of this Agreement.

Article 7  Governing Law

This agreement shall be governed and construed by rules and laws of Hong Kong.

Article 8  Settlement of Disputes and Agent of Receiving Legal Procedure Documents

8.1
Any dispute, arising out of or relating to this Agreement, shall be settled by friendly negotiation and discussion. If no agreement is reached through friendly negotiation and discussion, such dispute shall be final arbitrated by Hong Kong International Arbitration Center(HKIAC) in accordance with HKIAC Arbitration Rules then in effect. Unless otherwise provided arbitration rules of HKIAC then in effect, the arbitration shall be the sole and exclusive method and procedure of any dispute arising out of or relating to this Agreement.

8.2
The Parties to this Agreement agree that unless not permitted by the applicable laws and rules, the arbitration terms hereto shall be interpreted as and constitute the currently effective arbitration agreement in writing with legal effect, and shall be granted with such effect. The Parties to this Agreement hereby expressly waive any right of possibly requested local administrative, judicial or alternative dispute settlement methods, as the conditions of any settlement procedure which arising our of this Agreement.

8.3
The Parties to this Agreement expressly represent that the award made according to Article 8 hereof shall be final award binding upon the Parties. In addition, the Parties to this Agreement hereby waive the right to appeal the award made according to Article 8 hereof. The Article 8 shall constitute the most comprehensive exclusive agreement to the extent permitted by the applicable laws.

8.4	(1)
The Transferee irrevocably entrusts CHARACTERS CORPORATE SERVICES LIMITED, whose address is Suite 2204, Tung Chiu Commercial Centre, 193 Lockhart Road, Wanchai, Hong Kong (“Agent”), to receive legal procedure documents and to be on behalf of the Transferee to receive arising out of or relevant to the Agreement or the legal procedures in Hong Kong (including, but not limited to, claims for reimbursement, summons, arbitration application and arbitration award) (“legal procedure documents”).

(2)
Transferee undertakes to consecutively entrust the agent as the agent of receiving legal procedure documents, in order to on behalf of the Transferee receive legal procedure documents in Hong Kong and immediately the Transferor in writing if the agent or its address is modified.

(3)	The Transferee agrees and confirms that legal procedure documents which have been sent to its agent shall be deemed as having been sent to any Transferee.

Article 9  Liabilities for Breach of Contract

9.1	If any statement or warrants made by any Party in this Agreement is untrue or false, it shall be deemed as breach of contract by the Party.

9.2	Any Party to this Agreement changes minds on purpose and cause the failure of the equity transfer, it shall be deemed as breach of contract by the Party.

9.3
The breaching party shall, in addition to performance of other obligations under this Agreement, compensate the observant party all losses, damages, expenses suffered by the observant party due to breach of contract caused by breaching party.

9.4
If the Transferor changes minds on purpose and cause that the shares can not be transferred to the Transferee or the shares is forfeited after transfer, the Transferee shall have the right to terminate the Agreement, and The Transferor shall return the equity transfer price or the shares and assume liabilities under Article 9.3 of this Agreement.

Article 10  Force Majeure and Change of Circumstances

10.1
If any Party to this Agreement can not perform any part or all of the terms hereto directly or indirectly because of events such as fire, flood, earthquake or other unforeseeable, unavoidable and/or uncontrollable events, the party shall be exempted from liabilities to the extent as affected by force majeure.

10.2
If any Party or Parties lose(s) its/their interests under this Agreement because of legislation, or administration order or specific administration act of government, any Party shall have the right to terminate this Agreement and to restore to the conditions before the execution of this Agreement.

10.3	Any party affected by force majeure shall deliver the other Party the written notice regarding the occurrence of force majeure within 12 days after the occurrence of the force majeure event.

10.4
After the occurrence of force majeure event, the Parties to this Agreement shall immediately consultant and decide whether to delay the performance of this Agreement to a day in the future or to terminate this Agreement.

10.5
If any party delay or unable to perform all or part of the terms of this Agreement for more than 30 days as a result of force majeure, the other Party shall have the right to rescind this Agreement, and the Parties shall take all necessary actions to restore the rights and obligations of all parties to their respective original positions.

Article 11  Miscellaneous

11.1
This Agreement and its involved relevant documents constitute the full understanding of the Parties regarding the equity transfer, and replace any previous intention, expression and understanding of the Parties.

11.2
If any term of this Agreement is regarded as illegal, invalid or enforceable at any time, the validity, effectiveness and enforceability of other terms of this Agreement shall not affected or impaired in any way and shall remain the full validity.

11.3
This Agreement shall bind the Parties and their respective successors and assignees. The interests of this Agreement shall be assigned to the Parties hereto and their respective successors and assignees. Without the permission of the Parties in writing, any Party shall not amend, modify or revise this Agreement.

11.4	This Agreement shall be effective upon signatures.

11.5
Without the permission of the Parties in writing (the relevant permission shall not be withheld without reasonable reasons), the Parties hereto shall not transfer any right or obligation under this Agreement.

11.6
The Parties agree to bear all the cost and expense in respect of the negotiation, preparation, execution and performance of the Agreement and the taxes arising from the transfer of Shares for Transfer. The stamp tax and all other tax and expenses arising out of the transfer of Shares for Transfer (including, but not limited to, arising out of China or any other areas), shall be borne and paid by the Transferor.

11.7
Unless provided and required by laws, regulations, order or judgments by the authorities or courts (including, but not limited to, applicable regulation of security exchanges), without the previous permission of the other Party in writing (the relevant permission shall not be withheld without reasonable reasons), any Party shall not make or distribute any related press statement or announcement.

11.8
Without the prior permission of the other Party in writing, any Party shall not disclose the Agreement or any content or material in connection with any transaction of this Agreement, excluding the following disclosure:

(1)
the disclosure is made according to the provisions of applicable laws, regulations and rules (including, but not limited to, regulations of security exchanges) or requirements of relevant government authorities or supervision authorities, or court orders;

(2)	the disclosure is made to Chain Star, Hongtianzhi, or its higher competent authorities or approval and examination authorities, or to contacted bank or professional consultant of the disclosing Party;

(3)	the disclosure is made by the Transferor to the company of its company group or senior management thereof.

11.9	If any term of this Agreement is or becomes illegal, invalid or unenforceable at any time in respect, other terms of this Agreement shall not be affected or impaired.

11.10
Any notice required to be sent under this Agreement shall be sent in writing. The notice shall be delivered to the following address or fax number or other address or fax number that the recipient designates according to this Agreement:

(1)	The Transferor: HUANG Zheng
Address: Unit 31, 5/F, Sing Win Factory Building, Nos.15-17 Shing Yip Street, Kowloon, Hong Kong
Telephone:(86) 13392166188
Fax: (86-755) 83476833

(2)	The Transferee: CHINA SAFETECH HOLDINGS LIMITED
Address: Floor 13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen
Telephone: (86-755) 83510888
Fax: (86-755) 83510815

(3)	Party C: CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
Address: Floor 13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen
Telephone: (86-755) 83510888
Fax: (86-755) 83510815

11.11	Any notice can be sent by mail with postage pre-paid, personal delivery, courier with good reputation or by facsimile, and shall be deemed as delivered at the following time:

(1)	two days (seven days if sending by airmail with postage prepaid) after post (the date of postmark is the posting date) for those sent by mail with postage prepaid;

(2)	the next business day for those sent by fax;

(3)	the receiving time for those sent by courier or personal delivery.

Any notice to the Transferee, when properly delivered to any Transferee, shall be regards as delivered to the other Transferee.

11.12	This Agreement shall be written in Chinese in three copies with each Party holding one copy.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date first above written and the Parties confirm that the Parties have carefully read and fully understand all the content of the Agreement.

The Transferor
Huang Zheng
Signature: /s/ Huang Zheng
Place of Signature: Shenzhen

Witness: Peng Yaoguang

The Transferee
TU Guoshen for and on behalf of CHINA SAFETECH HOLDINGS LIMITED
Signature: /s/ Tu Guoshen
Place of Signature: Shenzhen

Witness: Luo Ganqi

Party C To execute, stamp and deliver TU Guoshen for and on behalf of CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
/s/ Tu Guoshen
(Corporate Seal) Place of Signature: Shenzhen

Witness: Luo Ganqi

Exhibit I

Information of Chain Star

Name in Chinese: 创星投犼有榰公司

Name in English: CHAIN STAR INVESTMENTS LIMITED

Place of Registration: Hong Kong

Registered Address: Unit B1, 9/F, Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong

Date of Registration and Establishment: October 13, 2006

Company Form: Limited Liability Company

Registered No.: 1080227

Director: Huang Zheng

Company Secretary: CHARACTERS CORPORATE SERVICES LIMITED

Shares: Legally: HKD10,000, divided into 10,000 shares with face value of HKD1.00 per share Issued and fully paidæHKD1, divided into 1 share with face value of HKD1.00 per share

Exhibit II

Part A

Information of Share for Transfer

Company	Registered Shareholder	Quantity of Common Shares	Face Value Per Share	Issued Shares
Chain Star	Huang Zheng	1	HKD 1 yuan	100%

Part B

Information of Share for Transfer

The Transferee	Amount of Share to Be Transferred
CHINA SAFETECH HOLDINGS LIMITED	1

Exhibit III

Information of Hongtianzhi

Name	: Shenzhen Hongtianzhi Electronics Co., Ltd.

Legal Address	: 3F, No. 201 Jinzhong Industry Park, East Industry Region of Huaqiao City, Nanshan District, Shenzhen, PRC

Enterprise Type	: Wholly Foreign Owned Enterprise

Date of Establishment	: April 18, 2001

Business License No. Operational Term Total Investment Registered Capital Investor Legal Representative Directors Business Scope
: Qi Du Yue Zong Zi No. 320855

: 10 years

: RMB18,500,000Yuan

: RMB13,000,000Yuan

: HONG KONG CHAIN STAR INVESTMENTS LIMITED

: HUANG Zheng

: HUANG Zheng, ZHANG Honghui, LI Shengnian, ZHANG Qinqin, QU Fengxia

: To manufacture and operate computer equipment, office automatic equipment, camera and video distribution amplifier and to engage in wholesale and import and export business of relevant products (go through procedures according to State relevant regulations for goods involved in quota and license administration)

Exhibit IV

Representation and Warranties

1.	Chain Star and Hongtianzhi are companies legally established and validly existing under the laws of their respective places of establishment.

2.	Chain Star and Hongtianzhi have been authorized and qualified to conduct business within the jurisdiction of their existing businesses.

3.	The operation businesses and their operation of Chain Star and Hongtianzhi have been materially in compliance with the relevant laws.

4.
Accounts of Chain Star and Hongtianzhi have been properly recorded in accordance with the account categories and the generally accepted account principles, standards and laws of their establishment place, which have truly represented and reflected the status of Chain Star and Hongtianzhi respectively for the fiscal year or the period ending on the date of the relevant book account.

5.	(a)	Exhibit I has listed all the directors and company secretaries of Chain Star before the completion of the transaction as of the Closing Date.

(b)	Exhibit III has listed all the directors and company secretaries of Hongtianzhi before the completion of the transaction as of the Closing Date.

(c)	There has not been any shareholder resolution adopted to liquidate Chain Star or Hongtianzhi before the completion of the transaction as of the Closing Date.

6.
The register of shareholders of Chain Star has truly and correctly recorded the date and the changes of shareholders from the establishment to the completion date and before the completion of the transition.

7.	Any share warrant has not been sent or given to any person in respect of any share of Chain Star and Hongtianzhi by the Transferor, Chain Star and Hongtianzhi.

8.	(a)	Chain Star has not conducted any business activities other than holding shares of Hongtianzhi.

(b)	Chain Star has Hongtianzhi as its only one subsidiary company. Hongtianzhi has two subsidiary companies, associated companies or branches which are Guangzhou Shixing Digital Electronic Co., Ltd and Shenzhen Tongxing Shixun Technology Co., Ltd.

9.	Articles of associations of Chain Star and Hongtianzhi have been delivered to Transferee, which shall be true and complete.

10.	If any thing conflicts or is inconsistent with foregoing warrants before the closing date, the Transferee agrees to immediately notify the Transferor in writing.

11.	Chain Star has fully paid the issued shares. Hongtianzhi has fully contributed the registered capital.

12.	The Transferor shall be the solely and legal beneficial owner of the shares for transfer. The shares for transfer shall not be imposed of any mortgage, lien or property encumbrances.

13.
Chain Star owns 100% of equities of Hongtianzhi. Chain Star shall be the solely and legal beneficial owner of the shares. The shares shall not be imposed of any mortgage, lien or property encumbrances.

14.	The Transferor shall have the authority to execute the Agreement and can sell any shares for transfer without any third party’s permission. The Agreement shall be legally binding on the Transferor.

15.
Except for the ongoing litigations disclosed to the Transferee, Chain Star and Hongtianzhi have not currently been involved in any material litigation or a party to any litigation and/or any unexecuted verdict, and have not been subject to any ongoing material injunction or order.

16.
Up to the Closing Date, all or part of the assets or businesses of Chain Star and Hongtianzhi have not been entrusted to take over by any person, and there are not any orders or applications before court or adopted solutions to close down Chain Star and Hongtianzhi.

17.
Except for debts (including the outstanding tax fees)disclosed by the Transferor, the Agreement or accounts of Chain Star and Hongtianzhi, Chain Star and Hongtianzhi shall not have any other debts and/or outstanding tax fees as of the Closing Date, which shall be assumed by the Transferor (if any).

18.	Except for the information disclosed by the Transferor, the Agreement or accounts of Chain Star’s and Hongtianzhi, Chain Star and Hongtianzhi shall not have other unperformed material contracts.

19.
The net assets in 2006 financial statements audited by the US auditor and verified by a third party appraiser shall be more than RMB 41,000,000 without including the reappraised value-added part of buildings in the industry park, and the net profits shall be no less than RMB15,000,000, and the net profits with refunded taxes shall be no less than RMB20,000,000.

20.	The shareholders and the meeting of board of directors according to the Company Law, have reached a resolution to approve the equity transferor the issue of the equity transfer under the Agreement.

21.
The existing and outstanding legal liabilities of Chain Star and Hongtianzhi before the Closing Date such as labor compensation disputes, bad debts and losses of bad assets, debt disputes and risks of contingent debts shall be assumed by the Transferor. For the losses which can be calculated into money, if the net assets of the target company are less than RMB41,000,000, the Transferor shall be obliged to make it up to RMB41,000,000.

22.	The Transferor shall be fully responsible for all civil and criminal liabilities of Chain Star and Hongtianzhi before and on the Closing Date.

23.
The Transferor shall not manipulate any adverse change to the operations of Chain Star and Hongtianzhi on purpose (excluding the normal operation and force majeure) as of execution of this Agreement. The Transferor shall immediately inform the Transferee if there is any thing causing the material change to the operation of Chain Star and Hongtianzhi.

24.	The Transferor undertakes to be the CEO of Chain Star and Hongtianzhi for another five years and maintain the stability of Chain Star and Hongtianzhi.

25.
The Transferor undertakes that the Transferor and its direct relatives (parents, spouse or children) shall not engage in security and protection industry or operation in similar industry in five years.

Exhibit V

Provisions for the Closing

1.	Liabilities of the Transferee

(i)	The Transferee shall pay the Balance of the total price to the Transferor according to Article 3.2.1 (2) of the Agreement and submit the proof document of payment to the Transferor.

(ii)	The Transferee shall provide a consent letter executed by two persons to be the directors of Chain Star and a consent letter executed by three persons to be the directors of Hongtianzhi.

2.	Liabilities of the Transferor

After the transferor confirms that its bank account under Article 3.2.2 of the Agreement has received all the payment by the Transferee under Article 3.2.1, the Transferor shall deliver the following to the Transferee:

(i)	The transfer documents and instruments for sale along with shares in connection with the Shares for Transfer;

(ii)	The original copy of resignation executed by three current directors of Hongtianzhi with stating that there are not any claims against Hongtianzhi;

(iii)
All account books, registration certificates, business registration certificates, articles of association, meeting records, statutory books, application forms, seals, offset printing, steel seals and all documents relevant to the company businesses (if any) of Chain Star controlled by the Transferor;

(iv)
The Transferor shall incentive Chain Star and Hongtianzhi to hold a board meeting to approve (1) the transfer of the Shares for Sale relevant to Chain Star, and registration after payment of appropriate stamp taxes; (2) appointment of the persons nominated by the Transferor according to law as the two new directors of Chain Star and the three new directors of Hongtianzhi under the written instruction of the Transferee; (3) after the completion of the foregoing (2), acceptance of resignation of the three directors of the Hongtianzhi under the above (ii); and (4) suspension and change of the operation of the bank accounts of Chain Star and Hongtianzhi, and appointment of the person nominated by the Transferee as the authorized person to execute the bank accounts of Chain Star and Hongtianzhi;

(v)	The original copy of records of the boarding meeting held for the issue of the above (iv) executed and confirmed by the directors of Chain Star and Hongtianzhi;

(vi)	The documents controlled by Hongtianzhi (refer to the list of Exhibit C);

(vii)	The original copy of the resignation properly executed by the legal representative of Hongtianzhi; and

(viii)	Legal opinion reports issued by Hong Kong law firms and China law firms.

3.	The Transferor and the Transferee shall make obvious marks on the seals and enter into the delivery memorandum to present the differences between the new and the old.